Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

This Tender and Support Agreement (this “Agreement”), dated as of August 17, 2023, is by and among Bruker Corporation, a Delaware corporation (“Parent”), Bird Mergersub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), PhenomeX Inc., a Delaware corporation (the “Company”), and Igor Y. Khandros and Susan Bloch (collectively, the “Stockholder”).

RECITALS

WHEREAS, concurrently herewith, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, as of the date of this Agreement, the Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act), including by way of trust, of the number of shares of Company Common Stock set forth on Schedule A hereto, (all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the date of this Agreement, the “Owned Shares” and, together with any additional shares of Company Common Stock or other voting securities of the Company of which the Stockholder acquires beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities (including any Company Options or any other equity awards), the Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Offer and the Merger, the Company, Parent, Merger Sub and the Stockholder are entering into this Agreement; and

WHEREAS, the Stockholder acknowledges that each of the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.         Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a)        “Permitted Liens” means Liens that would not reasonably be expected to interfere adversely with the performance by the applicable Stockholder of its obligations hereunder.

(b)        “Termination Date” means the earliest to occur of (i) the Effective Time, (ii) the acceptance for payment by Merger Sub of all of the shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer, (iii) the publicly disclosed Offer Price is less than $1.00 per share of Company Common Stock or is not payable in cash; (iv) the termination of the Merger Agreement in accordance with its terms or (v) the date on which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights or Parent’s or Merger Sub’s obligations under the Merger Agreement is granted, in each case, without the Stockholder’s prior written consent, that (A) decreases the Offer Price or the Merger Consideration to be received by the stockholders of the Company, (B) changes the form of the Offer Price or the Merger Consideration payable to the stockholders of the Company, (C) extends the Outside Date or imposes any additional conditions to the Offer or to the consummation of the Merger or (D) affects any of the other material terms of Article I (The Transactions), Section 5.02 (Non-Solicitation; Change in Recommendation), Article VI (Conditions to the Merger), Article VII (Termination) or Annex I (Conditions to the Offer) of the Merger Agreement in a manner that is materially adverse to the Stockholder in his capacity as such.

(c)        A Person will be deemed to have effected a “Transfer” of a security if such Person, whether voluntarily or involuntarily, directly or indirectly (i) sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of such security or any interest in such security, (ii) creates or permits to exist any Liens (other than Permitted Liens and restrictions on transfer imposed under applicable securities laws), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement or (iv) enters into an agreement to take any of the actions referred to in the foregoing clauses (i) through (iii).

2.           Agreement to Tender. Subject to the terms of this Agreement, the Stockholder hereby agrees to accept the Offer with respect to all the Covered Shares of the Stockholder and tender or cause to be tendered in the Offer all of the Covered Shares that the Stockholder is permitted to tender under applicable Law pursuant to and in accordance with the terms of the Offer, free and clear of any and all Liens, other than those created by this Agreement or restrictions on transfer of general applicability arising under applicable securities Laws. Without limiting the generality of the foregoing, no later than fifteen Business Days, after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or in the case of any After-Acquired Shares (as defined below) directly or indirectly issued to or acquired or otherwise beneficially owned by the Stockholder subsequent to such fifteenth Business Day, or in each case if the Stockholder has not received the Offer Documents by such time, no later than two Business Days after the acquisition of such After-Acquired Shares or receipt of the Offer Documents, as the case may be), the Stockholder shall deliver pursuant to the terms of the Offer (a) a letter of transmittal (together with all other documents or instruments required to be delivered by stockholders of the Company pursuant to such letter) with respect to all of the Covered Shares (or After-Acquired Shares, as applicable) of the Stockholder and (b) a certificate or certificates representing all such shares that are certificated or, in the case of shares that are Book-Entry Shares, written instructions to the Stockholder’s broker, dealer or other nominee that such shares be tendered in the Offer. The Stockholder agrees that, once the Stockholder’s Covered Shares are tendered, the Stockholder shall not withdraw such Covered Shares from the Offer, unless and until any event described in clause (iii), (iv) or (v) of the definition of “Termination Date” has occurred.

3.          Transfer Restrictions. From the date of this Agreement until the Termination Date, the Stockholder shall not Transfer (or cause or permit the Transfer of) any of his Covered Shares except with the Company’s prior written consent. Notwithstanding anything to the contrary in this Agreement, this Section 2 shall not prohibit a Transfer of Covered Shares by the Stockholder to any of his Affiliates or limited partners (including, for the avoidance of doubt, any distribution in kind to the limited partners) or to any member of the Stockholder’s family or to a trust for the benefit of the Stockholder or any member of the Stockholder’s family; provided that such a Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing (in form and substance reasonably satisfactory to the Company) to be bound by all of the obligations of the Stockholder under this Agreement with respect to such Covered Shares being Transferred. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever.

4.           Agreement to Vote.

(a)          From the date of this Agreement until the Termination Date, at any annual or special meeting of the stockholders of the Company (and at every adjournment or postponement thereof) to vote on any matter contemplated by this Agreement, however called, or (if applicable) in connection with any written consent of the Company’s stockholders, the Stockholder shall unconditionally and irrevocably vote, or shall cause to be unconditionally and irrevocably voted, all its Covered Shares held at that time:

(i)          against any action or agreement that would reasonably be expected to result in the conditions of the Transactions not being fulfilled or a breach of a covenant, representation or warranty or any other material obligation or agreement of the Company contained in the Merger Agreement;

(ii)          against any action, proposal, transaction or agreement that would reasonably be expected to prevent or materially delay the consummation of the Transactions; and

(iii)          against any Takeover Proposal.

(b)         From the date of this Agreement until the Termination Date, the Stockholder shall appear, or shall cause the applicable entity that is the record holder of any of the Stockholder’s Covered Shares, as applicable (in person, by proxy or by any other means permitted by the bylaws of the Company) at each meeting of the stockholders of the Company, or adjournment or postponement thereof, to vote on any matter contemplated by this Agreement and shall cause all its Covered Shares to be counted as present thereat for purposes of calculating a quorum and shall vote all its Covered Shares in accordance with this Section 4.

(c)         Nothing in this Agreement, including this Section 4, limits or restricts the Stockholder, or any Affiliate or designee of the Stockholder, who serves as a member of the Company Board in acting or voting in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement applies to the Stockholder solely in its capacity as a stockholder of the Company and does not apply to the Stockholder’s or any such Affiliate or designee’s actions, judgments or decisions as a director of the Company, and such actions (or failures to act) shall not be deemed to constitute a breach of this Agreement.

5.         No Inconsistent Agreements. The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, the Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of its Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date of this Agreement, a proxy or power of attorney with respect to any of its Covered Shares, in either case, that is inconsistent with the Stockholder’s obligations pursuant to this Agreement.

6.          Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Merger Sub, solely as to itself and not as to any other Stockholder or other Person, as follows:

(a)        Power; Organization; Binding Agreement. The Stockholder has the capacity to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement is enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

(b)        No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which the Stockholder is a party or by which the Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien on any of the assets or properties of the Stockholder, (iii) violate any applicable Law or Judgment or (iv) with respect to the Stockholder that is not a natural person, violate the organizational documents of the Stockholder, except for such consents, approvals, breaches, Liens or violations that would not, individually or in the aggregate, prevent or materially delay the Stockholder from performing his, her or its obligations under this Agreement.

(c)          Ownership of Covered Shares. The Stockholder is the beneficial owner of the Stockholder’s Covered Shares. All of the Stockholder’s Covered Shares are owned free and clear of any Liens other than Permitted Liens, and no Person has a right to acquire any of such securities, in each case other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws. As of the date of this Agreement, except as set forth on Schedule A, other than the Owned Shares, the Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

(d)        Voting Power. The Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement owned by the Stockholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e)          Reliance. The Stockholder understands and acknowledges that each of the Company, Parent and Merger Sub is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

(f)        Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or materially delay the performance by the Stockholder of any of its obligations hereunder.

7.           Additional Covered Shares. Prior to the Termination Date, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional shares of Company Common Stock or other voting interests with respect to the Company (the “After-Acquired Shares”), such shares of Company Common Stock or other voting interests will, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of shares of Company Common Stock held by the Stockholder will be deemed amended accordingly, and such shares of Company Common Stock or voting interests will automatically become subject to the terms of this Agreement as Covered Shares.

8.          Representations and Warranties of the Company and Parent. The Company and the Parent hereby represent and warrant to the Stockholder as follows:

(a)        Authority; Binding Nature. Each of the Company and Parent has all requisite power and authority to (i) execute and deliver this Agreement, (ii) perform its covenants and obligations hereunder and (iii) consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of the Company and Parent, the performance of each of their covenants and obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and Parent, and no additional actions are necessary to authorize (A) the execution and delivery of this Agreement by the Company or Parent; (B) the performance by each of the Company and Parent of its covenants and obligations hereunder; or (C) the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and Parent (assuming due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of the Company and Parent, enforceable against the Company and Parent in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

(b)         No Conflicts. None of the execution and delivery by each of the Company and Parent of this Agreement, the performance by each of the Company and Parent of its obligations hereunder or the consummation by each of the Company and Parent of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which the Company or Parent is a party or by which the Company or Parent may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien on any of the assets or properties of the Company or Parent, (iii) violate any applicable Law or Judgment or (iv) violate the organizational documents of the Company or Parent.

9.           [intentionally omitted]

10.         [intentionally omitted]

11.         Stockholder Litigation. The Stockholder agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, that may be brought against the Company, Parent, Merger Sub or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Offer, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby; provided that this Section 11 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement or the Merger Agreement by Parent, the Company or any of their respective Affiliates.

12.        No Solicitation. The Stockholder shall not take any action that the Company would then be prohibited from taking under Section 5.02 of the Merger Agreement. The Stockholder shall cease immediately and cause to be terminated any solicitations, encouragements, discussions and negotiations that commenced prior to the date of this Agreement with respect to any Takeover Proposal, or any inquiry, expression of interest, proposal, discussions, negotiations or offer that constitutes, or could reasonably be expected to lead to, a Takeover Proposal. Nothing in this Section 12 shall be construed as prohibiting, or imposing any obligation on any Stockholder with respect to, any action (other than actions taken by or on behalf of the Stockholder) that is taken by any Person other than the Stockholder.

13.         Termination. This Agreement and all rights and obligations of the parties hereunder will terminate and have no further force or effect as of the Termination Date; provided that this Section 13 and Section 14 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 13 or elsewhere in this Agreement relieves any party hereto from liability, or otherwise limits the liability of any party hereto, for any willful and material breach of this Agreement prior to such termination.

14.          Miscellaneous.

(a)        Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated.

(b)         Assignment. Except in connection with a Transfer of any Covered Shares in accordance with Section 2, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties and any purported assignment in violation hereof shall be null and void ab initio. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

(c)         Amendment and Modification; Waiver. This Agreement may be amended or waived by any party only if such amendment or waiver is in writing and is signed by each party to this Agreement. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law or in equity.

(d)         Specific Performance. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement and the transactions contemplated hereby. Each party hereto acknowledges and agrees that (i) the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 14(h) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (ii) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right neither the Company, the Stockholder, Parent nor Merger Sub would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 14(d) shall not be required to provide any bond or other security in connection with any such order or injunction. Except as otherwise set forth in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.

(e)        Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (but only if confirmation of receipt of such email is requested and received; provided that the recipient shall use reasonable best efforts to confirm receipt promptly on request) or sent by Federal Express, UPS, DHL or similar courier service (providing proof of delivery), or by registered or certified United States mail, postage prepaid, return receipt requested, to the applicable party at the following street or email address(es):

If to the Stockholder:

Igor Y. Khandros and Susan Bloch
25 Haciendas Road
Orinda, CA 94563
Email:	[]

with a copy (which will not constitute notice or service of process) to:

Loeb & Loeb LLP
10100 Santa Monica Blvd., Suite 2200
Los Angeles, CA 90067
Attention:	Arash Khalili
Email:	akhalili@loeb.com

If to the Company, to:

PhenomeX Inc.
5858 Horton Street, Suite 320
Emeryville, CA 94608
Attention:	Scott Chaplin
Email:	[]

with a copy (which will not constitute notice or service of process) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue, 31st Floor
New York, NY 10022
Attention:	Damien R. Zoubek
Oliver J. Board
Email:	damien.zoubek@freshfields.com
oliver.board@freshfields.com

If to any Parent or Merger Sub, to:

Bruker Corporation
40 Manning Road
Billerica, MA 01821
Attention:	Office of General Counsel
Email:	[]

with a copy (which will not constitute notice or service of process) to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention:	Robert W. Dickey
Email:	robert.dickey@morganlewis.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(f)       No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third‑party beneficiaries or otherwise.

(g)        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(h)       Jurisdiction. All Actions arising out of or relating to this Agreement or the Transactions, whether in Law or in equity, whether in Contract or tort or otherwise, shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) (such courts, the “Delaware Courts”). The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of the Delaware Courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action brought in the Delaware Courts, (iii) agree to not contest the jurisdiction of the Delaware Courts in any such Action, by motion or otherwise and (iv) agree to not bring any Action arising out of or relating to this Agreement or the Transactions in any court other than the Delaware Courts, except for Actions brought to enforce the judgment of any such court. The consents to jurisdiction and venue set forth in this Section 14(h) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 14(h) and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process on such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by Federal Express, UPS, DHL or similar courier service, or by registered or certified United States mail, postage prepaid, return receipt requested, to the address set forth in Section 14(e) of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(i)          WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR CONTROVERSY THAT MAY, DIRECTLY OR INDIRECTLY, RELATE TO OR ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 14(i).

(j)        Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto.

(k)      Entire Agreement. This Agreement, together with the Merger Agreement, including the Disclosure Letter, constitute the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

(l)         Interpretation. The rules of interpretation set forth in Section 8.14 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

(m)      Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such fees or expenses.

(n)         No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against, the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.

15.         Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

16.         [intentionally omitted]

17.       No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Stockholder’s Covered Shares will remain vested in and belong to the Stockholder, and nothing herein will, or will be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement will be interpreted as creating or forming a “group” with any other Person, including other holders listed on Schedule A, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BRUKER CORPORATION

By:	/s/ Mark R. Munch
Name: Mark R. Munch, Ph.D.
Title: President, BNANO

BIRD MERGERSUB CORPORATION

By:	/s/ Mark R. Munch
Name: Mark R. Munch, Ph.D.
Title: President

[Signature Page to Tender and Support Agreement]

PHENOMEX INC.

By:	/s/ Siddhartha Kadia
Name: Siddhartha Kadia
Title: Chief Executive Officer

[Signature Page to Tender and Support Agreement]

/s/ Igor Y. Khandros
Igor Y. Khandros

/s/ Susan Bloch
Susan Bloch

[Signature Page to Tender and Support Agreement]

Schedule A

Number of Beneficially Owned Shares: 9,005,863 shares of Company Common Stock*

*If any additional shares of Company Common Stock are owned by the Stockholder as of the date of this Agreement, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A.